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                                                                  EXHIBIT 10.117

                                 AMENDMENT NO. 4

                                       TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 4 (this "Amendment") is entered into as of March 17, 2003, by and among DISCOVERY TOYS, INC., a California corporation ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), the undersigned financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the "Lenders" and individually, a "Lender"), and PNC as agent for Lenders (PNC, in such capacity, "Agent").

                                   BACKGROUND

        Borrower, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of June 1, 1999 (as amended by Amendment No. 3 dated as of July 29, 2002, Amendment No. 2 dated as of April 25, 2002, Amendment No. 1 dated as of June 1, 2001 and as same may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

        Borrower has requested that Agent and Lenders amend provisions of the Loan Agreement as hereafter provided. Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

        2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3, the Loan Agreement is hereby amended as follows:

                (a)     Section 1.2 of the Loan Agreement is amended as follows:

                        (i) the following defined terms are added in the appropriate alphabetical order:

                        "Amendment No. 4" shall mean Amendment No. 4 dated as of March 17, 2003.

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                        "Amendment No. 4 Effective Date" shall mean the date
                        when the conditions of effectiveness set forth in Amendment No. 4 have been met to Agent's satisfaction.

                        "Eligible On-Water Inventory" shall mean Inventory located on the water so long as (i) such Inventory is insured and covered under a marine cargo insurance policy held by Borrower and Lender is named as lender loss payee thereon and (ii) would otherwise constitute Eligible Inventory.

                        (ii) the following defined terms are amended in their entirety to provide as follows:

                        "Advance Rate" shall mean, collectively, the Receivables Advance Rate and the Inventory Advance Rate.

                        "Seasonal Overadvance Amount" shall mean during the Seasonal Overadvance Period the amount set forth below opposite the period corresponding thereto:

                        May 1, 2003 - May 31, 2003                   $   300,000
                        June 1, 2003 - June 30, 2003                 $   400,000
                        July 1, 2003 - July 31, 2003                 $ 1,000,000
                        August 1, 2003 - August 31, 2003             $ 1,300,000
                        September 1, 2003 - September 30, 2003       $ 1,400,000

                        "Seasonal Overadvance Period" shall mean the period commencing on May 1, 2003 and ending on September 30, 2003.

                        "Tangible Net Worth" shall mean, at a particular date,
                        (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrower (including, without limitation, the Subordinated Note).

                        "Term" shall mean the Closing Date through December 31, 2004.

                (b) Section 2.1(a)(y)(ii) is hereby amended in its entirety to provide as follows:

                        "(ii)   the sum of (a) 55%, subject to the provisions of
                        Section 2.1(b) hereof ("Inventory Advance Rate") of the value of Eligible Inventory in the aggregate at any time (other than Eligible On-Water Inventory) plus (b) the lesser of (x) $1,800,000 or (y) the Inventory Advance Rate of the value of Eligible On-Water Inventory in the aggregate at any time;"

                (c) A new Section 6.10 is hereby added to the Loan Agreement to provide as follows:

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                        "6.10. Tangible Net Worth. Maintain Tangible Net Worth
                        at the end of each fiscal quarter set forth below of not less than the amount set forth opposite such quarter:

                        FISCAL QUARTER ENDING                       AMOUNT
                        -------------------------------------------------------
                        March 31, 2003                            $   2,100,000
                        -------------------------------------------------------
                        June 30, 2003                             $   1,400,000
                        -------------------------------------------------------
                        September 30, 2003                        $     350,000
                        -------------------------------------------------------
                        December 31, 2003                         $   3,400,000
                        -------------------------------------------------------

                        The Tangible Net Worth Covenant shall be reset by Agent for the fiscal quarters during the calendar year ending December 1, 2004 based upon the Operating Budget for such year delivered by Borrower in accordance with
                        Section 9.11 of the Loan Agreement."

                (d) Section 9.2 of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

                        "Additionally, on the fifteenth and last day of each month during the Seasonal Overadvance Period, Borrower shall deliver to Agent an Inventory report that indicates how much Inventory is located on the water to be included in the calculation of the Formula Amount as Eligible On-Water Inventory."

                (e) Section 13.1 of the Loan Agreement is hereby amended by amending clauses (x) and (y) in their entirety to provide as follows:

                        "(x) $100,000 if the Early Termination Date occurs on or after the Amendment No. 4 Effective Date and prior to December 31, 2003 and (y) $50,000 if the Early Termination Date occurs on or after December 31, 2003 and prior to the last day of the Term."

        3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and Lenders; (ii) an amendment fee in the amount of $50,000, which amount shall be paid by Agent charging Borrower's loan account with a Revolving Advance for such amount; (iii) a copy of the marine cargo insurance policy maintained by Borrower together with an endorsement naming Agent as lender loss payee; and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

        4. Representations and Warranties. Borrower hereby represents and warrants as follows:

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                (a)     This Amendment and the Loan Agreement, as amended
hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                (c) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

        5.      Effect on the Loan Agreement.

                (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

        6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

        7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        8. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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        IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                   DISCOVERY TOYS, INC., as Borrower


                                   By: /s/ JACK B. HOOD
                                       ----------------------------
                                        Name:  Jack B. Hood
                                        Title: CFO


                                   PNC BANK, NATIONAL ASSOCIATION, as
                                   Agent and Lender


                                   By: /s/ ROBIN L. ARRIOLA, VP
                                       ----------------------------
                                        Name:  Robin L. Arriola
                                        Title: Vice President

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